Exhibit 99.1

Letter from your Board of Directors

October 26, 2016

Dear Fellow Stockholders:

We invite you to attend the Annual Meeting of Applied Minerals, Inc, which will be held at 2:00 PM on December 7, 2016 at 304 Hudson Street, Third Floor, New York, NY 10013. Doors open at 1:45 PM. The meeting will be webcast and you can listen to it by logging on at www.virtualshareholdermeeting.com/AMNL2016. The attached Notice of Annual Meeting and Proxy Statement give details of the business to be conducted at the meeting.

In anticipation of the meeting, we want to take this opportunity to tell you that there have been many positive business developments at the Company in the last year and the pace of change -- positive change -- is accelerating.

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We expect to report revenue of approximately $3 million for the nine months ended September 30, 2016 as compared to approximately $200,000 in the same period in 2015. We expect revenues for the entire year to exceed $4 million as compared to approximately $500,000 for 2015.

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We are making tremendous progress toward penetrating the markets for catalysts, molecular sieves, cement, drilling fluids, and pigments, among others, with a number of companies reporting successful commercial trials.

●	We have significantly reduced operating expenses in 2016. We expect to cut the expenses in the second half of 2016 by about 40% as compared to the second half of 2015.

●	Our objective is to achieve cash flow breakeven by mid-2017.

In March 2016, we established an Operations Committee consisting of Mario Concha, Robert Betz, and Andre Zeitoun. Bob and Mario are seasoned industry professionals, who have run major chemical operations and have significant experience in developing new products as well as developing new markets for existing products. The Committee has provided close oversight of management’s performance regarding the Company’s base business, key initiatives affecting its operations, and key project execution and implementation. Bob and Mario have spent a significant amount of time working directly with management. We are very pleased with the results.

To conserve cash, the directors are receiving options for Board and Committee fees that have previously been paid in cash, assuring that we will realize value for our services as directors only if the value of the stock increases. We intend to continue to receive options at least until the Company’s financial condition improves substantially. Moreover, the Board has taken action that has had the effect of reducing the value of such fees significantly. The Board departed from customary practice and has set the exercise price of the options at the higher of $.25 or the market price at the date of grant and calculated the number of options by dividing the dollar amount of the fee by the higher of $.25 or the Black Scholes value. As a result, the value of options that we received for the third quarter 2016 fees (as measured in terms of Black Scholes value) was equal to only 45% of the dollar amount of the fee.

We will have a full presentation of our 2016 achievements and our objectives for 2017 at the Annual Meeting.  There will be a question and answer session at the meeting.

We want to direct your attention to three of the proposals that you will vote on at the Annual Meeting. We ask you to vote FOR each proposal.

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Advisory vote on executive compensation (“Say-on-Pay”). We have listened to stockholder feedback and taken action to reduce executive compensation so that it better aligns with performance. The compensation of all of the Named Executive Officers has been reduced. In particular, the compensation of the CEO has been sharply reduced. Even though he satisfied his predetermined performance goals for 2015, as established by the Board and the Compensation Committee, his bonus payable in cash was reduced by $101,000 (20%) and his bonus payable in options was reduced by $50,000 (50%). Even if the CEO's 2016 Board- and Committee- established personal goals for 2016 are met and a bonus for such achievement is paid, his cash compensation in 2016 will be 44% lower than 2015 and his total compensation for 2016 will be 36% lower than 2015.

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Amending the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock. Essentially all 200 million currently authorized shares have been issued or reserved for issuance on conversion of the Series 2023 PIK Notes and Series A PIK Notes and on the exercise of outstanding options and warrants. It is important to note that we currently reserve approximately 68 million shares for conversion of the PIK Notes. There is no certainty that these Notes will be actually converted into Common Stock rather than being repaid or refinanced.

We need additional shares to continue fully compensating directors in equity rather than cash and to continue paying significant percentages of management compensation in equity. While we have no plans to hire additional employees or retain new consultants, we believe that it is important to have shares available to attract valuable talent when needed. Based on our current projections, we do not expect to raise more capital. However, we believe having additional shares available is prudent and responsible. The proposal is to authorize an additional 50 million more shares of Common Stock.

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Approving the 2016 Incentive Plan, a New Equity Compensation Plan. The share capacity of existing equity compensation plans has been essentially exhausted and a new plan is needed. The share capacity has been exhausted more quickly than expected because (i) the directors no longer receive cash compensation and are compensated entirely in equity and (ii) officers receive a greater share of their compensation in equity. The number of shares subject to the new equity compensation plan, 15 million, should be sufficient to compensate directors entirely in equity, to grant equity awards to officers and employees in lieu of cash for a significant portion of their compensation, and to provide equity compensation to any new employees or consultants for a minimum of three years.

These proposals and our reasons for proposing them are discussed at length in Part 7 of the Proxy Statement.

It is important that you vote your shares at the Annual Meeting, especially because the amendment to the Certificate of Incorporation requires the favorable vote of a majority of the outstanding shares. Here is how to vote.

Record Owners: You may vote by mail. You can vote by mail using the proxy card delivered with the proxy statement, signing it, and and mailing it back in the self-addressed envelope we have supplied or by mailing the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

You may vote by Internet. You can vote by Internet by going to proxyvote.com and following the directions. Please have the proxy card in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card. Or you can scan the QR Barcode on your proxy card and vote immediately, if you have a QR Barcode reader.

You may vote by phone. Use any touch-tone telephone to call 1-800-690-6903 and follow the instructions. Please have the proxy card in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card.

You can use the Internet or telephone to transmit voting instructions up until 11:59 P.M. Eastern Time on December 6. Internet and telephone voting facilities for record holders are available 24 hours a day. If you do not have the 16-digit control number, you may contact Broadridge Shareholder Services at 877-830-4936 or shareholder@broadridge.com.

Beneficial owners. Voting instruction form. You will receive from your broker or custodian a voting instruction form (or other means) to instruct your broker or custodian how to vote. Follow the directions on the form in order to vote. PLEASE PROVIDE VOTING INSTRUCTIONS AS TO ALL OF THE PROPOSALS TO BE VOTED ON. IN ORDER FOR YOUR SHARES TO BE VOTED ON THE FOLLOWING PROPOSALS  —  THE ELECTION OF DIRECTORS, EXECUTIVE COMPENSATION (SAY-ON-PAY), AND THE 2016 INCENTIVE PLAN  —  YOU MUST PROVIDE INSTRUCTIONS. IF YOU DO NOT PROVIDE INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON THESE PROPOSALS.

Voting at the meeting. If you wish to vote at the meeting, you must obtain from your broker or custodian, and present at the meeting, a “legal proxy,” which is a written authorization from the broker or custodian authorizing the beneficial owner to vote the beneficial owner’s shares at the meeting.

We hope that you will attend the meeting or listen in to the webcast of the meeting. We look forward to talking with as many of you as possible.

Very Truly Yours,

Your Board of Directors